Exhibit 10.50

April 1, 2004

William E. Lobeck, President & CEO

Vanguard Car Rental USA, Inc.

1132 S. Lewis Avenue

Tulsa, OK 74104

Dear Mr. Lobeck:

Pursuant to previous discussions we have had relative to charter aircraft, I want to list our aircraft that would be available to you for charter based on a 200-hour block rental agreement. The following hourly rates would be subject to a 10% discount for a 200-hour block usage.

• Gulfstream G550	$8,500/hr.
• Gulfstream GIV-SP	$5,500/hr.
• Falcon 2000	$4,250/hr.
• Falcon 20	$2,750/hr.
• Lear 45	$2,600/hr.
• Lear 31	$2,000/hr.
• Citation Bravo	$1,850/hr.

The 200-hour block agreement would require a $400,000.00 commitment on Vanguard’s part. You can select the length of time you want the contract to run, up to one year, and you will be billed monthly on a pro-rata share of the $400,000.00.

United States Aviation • 918-836-7345 • Fax 918-836-7804 • 4141 North Memorial Drive • Tulsa, Oklahoma 74115

If this meets with your approval, please signify your acceptance by signing in the space provided below and return to me.

Yours very truly,

/s/ F. Roger Hardesty
F. Roger Hardesty
President

FRH/mc

ACCEPTED:

Vanguard Car Rental USA, Inc.

/s/ William E. Lobeck
William E. Lobeck, Pres. & CEO

	Date:	5/28/04